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                                                                      Exhibit 5
                                                                      ---------

                            Thermo Ecotek Corporation
                                245 Winter Street
                          Waltham, Massachusetts 02154


                                                  May 11, 1998




Thermo Ecotek Corporation
245 Winter Street
Waltham, Massachusetts 02154


         Re: Registration Statement on Form S-2 Relating to Shares of the Common Stock of Thermo Ecotek Corporation
              -----------------------------------------------------


Ladies and Gentlemen;

     I am General Counsel to Thermo Ecotek Corporation, a Delaware corporation (the "Company"), and have acted as counsel in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), on Form S-2 (the "Registration Statement"), of 5,175,000 shares of the Company's Common Stock, $.10 par value per share (the "Common Stock"). Such shares, together with any shares of Common Stock registered under a registration statement related to the offering contemplated by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act (a "462(b) Registration Statement"), are collectively referred to herein as the "Shares".

     I or a member of my legal staff have reviewed the corporate proceedings taken by the Company with respect to the authorization of the issuance of the Shares. I or a member of my legal staff have also examined and relied upon originals or copies, certified or otherwise authenticated to my satisfaction, of all corporate records, documents, agreements or other instruments of the Company and have made all investigations of law and have discussed with the Company's representatives all questions of fact that I have deemed necessary or appropriate.

     Based upon and subject to the foregoing, I am of the opinion that:

1. The Company is a corporation duly organized, validly existing and in corporate good standing under the laws of the State of Delaware.


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Thermo Ecotek Corporation
May 11, 1998
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2.    The issuance and sale of the Shares registered pursuant to the
Registration Statement have been duly authorized by the Company and the issuance and sale of the Shares registered pursuant to a 462(b) Registration Statement will have been duly authorized by the Company prior to their issuance and sale.

3. The Shares, when issued and sold in accordance with the provisions of the Underwriting Agreement between the Company and the several Underwriters named on
Schedule I thereto (in the form of Exhibit 1 to the Registration Statement) will be validly issued, fully paid and non-assessable.

      I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement or any 462(b) Registration Statement and to being named in the related Prospectus.


                                              Very truly yours,


                                              /s/ Seth H. Hoogasian
                                              ---------------------------------
                                              Seth H. Hoogasian
                                              General Counsel